[EXECUTION COPY]

                          AMENDMENT TO PROMISSORY NOTE

     This AMENDMENT TO PROMISSORY NOTE dated as of February 18, 2000 (the "Amendment"), amends in certain respects the Promissory Note dated as of February 27, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Promissory Note"), made by Foamex Carpet
Cushion, Inc. ("New GFI" or the "Promissor"), in favor of Foam Funding LLC (f/k/a Trace Foam LLC, the "Promisee").

                              W I T N E S S E T H:

     WHEREAS, the Promissor (which has executed the Promissory Note) has requested of the Promisee, and the Promisee has agreed, to amend the Promissory Note as set forth herein.

     NOW, THEREFORE, in consideration of the above recitals, the Promissor and the Promisee agree as follows:

     SECTION 1. Defined Terms. Terms used herein and not otherwise defined herein have the meanings given such terms in the Promissory Note.

     SECTION 2. Amendments to the Promissory Note. The Promissory Note is hereby amended as follows:

     2.1. Amendment to Section 6.01(c). Clause (c) of Section 6.01 of the Promissory Note is hereby amended by (x) deleting clause (iii) therein and (y) inserting in lieu thereof, the following:

          "(iii) an opinion on such financial statements by PricewaterhouseCoopers or such other independent certified public accountants acceptable to the Promissee, which opinion shall, for the fiscal year ended December 31, 1999, contain a going concern qualification, and for each fiscal year thereafter, be unqualified."

     SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the date hereof (the "Amendment Effective Date"), provided, that the following conditions precedent have been satisfied (unless waived by the Promisee or unless the deadline for delivery has been extended by the Promisee):

          (i) Documents. The Promisee and the Collateral Agent (as defined below) shall have received on or before the Effective Date all of the following in form and substance satisfactory to the Promisee and Citicorp USA, Inc., as collateral agent (the "Collateral Agent") under that certain TFLLC Note Assignment and Security Agreement, dated as of February 27, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time) made by the Promisee in favor of the Collateral Agent:


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               (a)  this  Amendment  duly  executed  and in form  and  substance satisfactory to the Promisee;

               (b) such additional documentation as the Promisee may reasonably request; and

               (c) copies of the draft PricewaterhouseCoopers audit opinion with respect to New GFI for the period ended December 31, 1999, (the "Audit Opinion"), substantially in form and substance of Annex I attached hereto.

          (ii) Consents. The Promissor shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow the Promissor to lawfully and without risk of rescission, execute, deliver and perform, in all material respects, its obligations under this Amendment and the Transaction Documents to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith.

          (iii) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Promisee shall not have received any notice that litigation is pending or threatened which is likely to, impose or result in the imposition of a Material Adverse Effect.

          (iv) No Change in Condition. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of the Promissor or any of its Subsidiaries and its subsidiaries shall have occurred since December 31, 1998, which change, in the judgment of the Promisee will have or is reasonably likely to have a Material Adverse Effect.

          (v) No Default. After giving effect to this Amendment, no Event of Default or Potential Event of Default shall have occurred.

          (vi) Representations and Warranties. All of the representations and warranties contained in Section 5.01 of the Promissory Note and in any of the Transaction Documents shall be true and correct in all material respects on and as of the Amendment Effective Date.

     SECTION 4. Representations and Warranties. The Promissor hereby represents and warrants to the Promisee that (i) the execution, delivery and performance of this Amendment by the Promissor are within the Promissor's corporate powers and have been duly authorized by all necessary corporate action, and (ii) this Amendment constitutes the legal, valid and binding obligation of the Promissor, enforceable against the Promissor, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.


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     SECTION  5.  Reference  to  and  Effect  on  the   Transaction   Documents.

     5.1. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Promissory Note to "this Note", "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in any Transaction Documents, shall mean and be a reference to the Promissory Note as amended hereby.

     5.2. Except as specifically amended above, all of the terms of the Promissory Note and all Transaction Documents shall remain unchanged and in full force and effect.

     5.3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Promissor under the Promissory Note or any Transaction Document, nor constitute a waiver of any provision of the Promissory Note or any Transaction Document.

     5.4. As of the Amendment Effective Date, after giving effect to this Amendment, the Promissor is in compliance in all material respects with all applicable terms, conditions and covenants of the Promissory Note and all Transaction Documents.

     5.5. Upon delivery to New GFI by PricewaterhouseCoopers of the originally executed Audit Opinion, if such Audit Opinion shall not be substantially in the form and substance of Annex I hereto, such occurrence shall constitute an Event of Default under the Promissory Note.

     SECTION 6. Miscellaneous. This Amendment is to be delivered to the Collateral Agent and attached as an allonge to the Promissory Note.

     SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO NEW YORK CONFLICT OF LAWS PRINCIPLES).

     SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

     SECTION 10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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     IN WITNESS  WHEREOF,  this  Amendment has been duly executed as of the date first above written.

                                       FOAMEX CARPET CUSHION, INC.


                                       By     /s/ George L. Karpinski
                                            --------------------------
                                           Name:   George L. Karpinski
                                           Title:  Vice President



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                                       FOAM FUNDING LLC


                                       By     /s/ Philip N. Smith, Jr.
                                          ----------------------------
                                          Name:   Philip N. Smith, Jr.
                                          Title:  Vice President



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                                       CITICORP USA, INC., as Collateral Agent


                                       By     /s/  James R. Williams
                                           -------------------------
                                           Name:   James R. Williams
                                           Title:  Vice President